Exhibit 99.2

FOR IMMEDIATE RELEASE

TPT Global Tech, Inc’s. Subsidiary, “Blue Collar Productions, Inc.,” Announces Bounce Back From Pandemic Slowdown With Surge Of New Business Growth!

New Business Alliances With Lenovo And DreamWorks For Marketing, Plus Development Of Original Content Propel Company Into Second Quarter

SAN DIEGO, CA / ACCESSWIRE / May 24, 2021 / TPT Global Tech, Inc. (“TPTW” or the “Company”) (OTC: TPTW) today announced its “Blue Collar Productions” subsidiary has emerged from the pandemic slowdown with a series of new work that puts the Blue Collar on track for one of its best years in recent history. Blue Collar has formed a new relationship with tech leader Lenovo to provide marketing support for its partnership alliances, along with continuing its entertainment marketing business with existing clients including streaming giants Netflix and Apple. Additionally, the original content team at Blue Collar has been engaged by Amazon Video Studios to move into development on an unscripted limited series.

The marketing work with Lenovo continues Blue Collar’s marketing work with tech giants including past relationships with Intel, AMD and HP. Blue Collar will help Lenovo tell meaningful stories to clients regarding upcoming corporate alliances centered around Lenovo production offerings.

Blue Collar has always been a leader in entertainment marketing having worked with Sony, Warner Brother, Disney and all of the major studios. The new relationships with Netflix and Apple coming out of the pandemic helps solidify Blue Collar as a market leader in entertainment marketing.

And, in a new growth strategy, Blue Collar is developing original content. Blue Collar co-produced the documentary “The Air of the Time”, which is currently being sold in markets around the world and has a show in development at Amazon Video Studios that will be announced later this year. The push into original content development will allow the company to not only provide production services to generate more revenue, but will also help create a constant stream of ancillary revenue.

 “We are so excited about the progress of our Subsidiaries. It’s nice to see Blue Collar on the move, our Telecom division, TPT Speed Connect, moving towards completing its network upgrade and our medical division now positioned to move toward it Point of Care roll out offering multiple tests with our state-of-the-art Ouiklab monitoring validation technology platform” said Stephen Thomas CEO TPT Global Tech Inc.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. It’s TPT MedTech subsidiary is a provider of Covid/Health testing services on a global scale and its industry-leading platforms are helping travelers get back to travel, events take place and generally speaking helping life get back to a new normal. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

About Blue Collar Productions, Inc.
Blue Collar Productions is a proven leader, innovator and established producer of creative content, as well as materials for advertising and marketing campaigns.  In collaboration with the world's top filmmakers, entertainment studios, Fortune 500 companies and non-profits, we bring creative visions to life.  From script to delivery, our creative team of writers, producers, editors and designers work closely with our clients to deliver custom media solutions that best fit their needs. Featuring A-list celebrities, C-Suite executives, thought leaders and industry experts, Blue Collar has produced thousands of hours of content that have been used for Entertainment, Marketing, Investor Relations, Corporate Communications, Employee Training, Trade Shows, Product Launches and more.  In addition, our producers possess the unique ability to tell impactful stories that engage audiences while managing projects in a cost-effective and timely manner.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

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